Exhibit 1.2

Execution Version

16,767,169 Shares

PEABODY ENERGY CORPORATION

Common Stock

UNDERWRITING AGREEMENT

March 17, 2004

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Credit Suisse First Boston LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bear, Stearns & Co. Inc.
A.G. Edwards & Sons, Inc.
Legg Mason Wood Walker, Incorporated
Stifel, Nicolaus & Company, Incorporated
As Representatives of the several
   Underwriters named in Schedule 1,
   c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036-8293

Dear Sirs:

          Peabody Energy Corporation, a Delaware corporation (the “Company”) and Lehman Brothers Merchant Banking Partners II L.P. and certain of its affiliates (the “Selling Stockholders”) propose to sell 16,767,169 shares (the “Firm Stock”) of the Company’s Common Stock par value $0.01 per share (the “Common Stock”). Of the 16,767,169 shares of the Firm Stock, 6,500,000 are being sold by the Company and 10,267,169 by the Selling Stockholders.

          In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the “Underwriters”) an option to purchase up to an additional 2,325,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.”

          The Company is issuing its Stock in connection with its purchase of Twentymile Coal Company, Colorado Yampa Coal Company, RAG Empire Corporation and RAG Shoshone Coal Corporation (collectively, the “Colorado Companies”) and RAG Australia Coal Pty Limited from RAG Coal International AG.

     SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

          (a) A registration statement on Form S-3 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus supplement and the accompanying prospectus and any and all information incorporated by reference therein at such time, in the form first used to confirm sales of Stock. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

          (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when it becomes effective or is filed with the Commission, as the case may be, conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the

Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) in light of the circumstances in which they were made contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

          (d) The Company and each of its subsidiaries (as defined in Section 17) have been duly incorporated or organized, as the case may be, and are validly existing as their respective business entities and in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify to be in good standing would not reasonably be expected to have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and none of the subsidiaries of the Company other than Black Beauty Coal Company, Caballo Coal Company, Coal Properties Corp., Gold Fields Mining Corporation, Peabody Coal Company, Peabody Development Company, LLC, Peabody Holding Company, Inc., Peabody Natural Resources Company, Peabody Western Coal Company and Powder River Coal Company is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

          (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock or membership interests, as the case may be, of each wholly-owned subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims under the Company’s existing credit facility, as amended or supplemented or as set forth in the Prospectus.

          (f) The shares of the Stock to be sold by the Company and the Selling Stockholders to the Underwriters hereunder have been duly and validly authorized.

          (g) This Agreement has been duly authorized, executed and delivered by the Company.

          (h) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Company or any of its subsidiaries or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

          (i) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (j) Except as set forth in the Registration Statement and pursuant to the Company’s employee benefit plans, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

          (k) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business that has had a Material Adverse Effect, whether from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or material increase in the long-term debt of the Company or any of its subsidiaries or any change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect, other than as set forth or contemplated in the Prospectus.

          (l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and the consolidated historical financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

          (m) Ernst & Young LLP, who have certified certain financial statements of the Company and of the Colorado Companies, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 9(f) hereof, are and have been independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

          (n) KPMG LLP, who have certified certain financial statements of RAG Australia Coal Pty Limited, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 9(h) hereof, are and have been independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

          (o) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or that would not reasonably be expected to have a Material Adverse Effect; and all real property held under lease by the Company and its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, is held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (p) To the knowledge of the Company, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

          (q) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (r) The conditions for use of Form S-3, as set forth in the General instructions thereto, have been satisfied.

          (s) There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Prospectus or filed as to the Registration Statement.

          (t) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus that is not so described.

          (u) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Prospectus.

          (v) Except as would not reasonably be expected to have a Material Adverse Effect, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not reasonably be expected to have a Material Adverse Effect.

          (w) The Company has filed (or obtained extensions in filing) all federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those the nonfiling of which would not be reasonably likely to have a Material Adverse Effect) and has paid all taxes due thereon, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP, those currently payable without penalty or interest or the nonpayment of which would not be reasonably likely to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

          (x) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (other than pursuant to the Company’s employee benefit plans), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business, or (iv) declared or paid any dividend on its capital stock.

          (y) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (z) Neither the Company nor any of its subsidiaries (i) is in violation of its organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the cases of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (aa) Except as set forth in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect, except as set forth in, or specifically contemplated by, the Prospectus; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (bb) Neither the Company nor any subsidiary is, or, after giving effect to the offering and sale of the Stock as described in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

          (cc) The market-related and industry data included in the Prospectus are based upon estimates by the Company derived from sources that the Company believes to be reliable and accurate in all material respects.

          (dd) The Company has such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority (“Permits”), including, without limitation, any permits or approvals required by the United States Environmental Protection Agency, the United States Office of Surface Mining Reclamation and Enforcement and corresponding state agencies, as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Prospectus, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. The Company has fulfilled and performed in all material respects, all its material obligations with respect to the Permits, and, to the best knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus and except to the extent that any such revocation or termination would not reasonably be expected to have a Material Adverse Effect.

     SECTION 2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally represents, warrants and agrees that:

          (a) The Selling Stockholder has, and immediately prior to the First Delivery Date (as defined in Section 5 hereof) the Selling Stockholder will have full right, power and authority to sell, assign, transfer and deliver the shares of Stock to be sold by the Selling Stockholder hereunder on such date; and upon delivery of such shares and payment therefor pursuant hereto the several Underwriters will acquire a security entitlement with respect to such shares on the Closing Date and no action based on an adverse claim may be asserted against the Underwriters with respect to such shares.

          (b) The Selling Stockholder has full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of any partnership agreement, certificate of incorporation or deed of trust of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

          (c) The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto in light of the circumstances in which they were made) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty is made only as to information contained in or omitted from the Registration Statement or the Prospectus under the caption “Selling Stockholders” relating to such Selling Stockholder.

          (d) The Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the effective date, or the Prospectus (or any amendment or supplement thereto) in light of the circumstances in which they were made, as of the applicable filing date, which has adversely affected or may adversely affect the business of the Company and is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement and the Prospectus.

          (e) The Selling Stockholder has reviewed the Registration Statement and the Prospectus, and, although the Selling Stockholder has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, the Selling Stockholder has no reason to believe that the Registration Statement, as of the effective date thereof, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the date hereof, contains an untrue statement of a material fact or omits to state a material fact or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (f) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

     SECTION 3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 6,500,000 shares of the Firm Stock and the Selling Stockholders hereby agree to sell 10,267,169 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company and each Selling Stockholder that number of shares of the Firm Stock that represents the same proportion of the number of shares of Firm Stock to be sold, as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 hereto represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

          In addition, on the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company grants to the

Underwriters an option to purchase up to 2,325,000 shares of Option Stock shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

          The price of both the Firm Stock and any Option Stock shall be $43.48 per share.

          The Company and the Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

     SECTION 4. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

     SECTION 5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered security entitlements with respect to the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date.

          The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time but in no event more than twice, by written notice being given to the Company and the Selling Stockholders by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”

          Delivery of security entitlements with respect to and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company and the Selling Stockholders who are selling the Option Stock shall deliver or cause to be delivered the security entitlements with respect to the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company or such Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice.

     SECTION 6. Further Agreements of the Company. The Company agrees:

          (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

          (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

          (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company and the Representatives, be required by the Securities Act or requested by the Commission.

          (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing which consent shall not be unreasonably withheld.

          (f) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representatives an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

          (g) For a period of five years following the Effective Date, to furnish to the Representatives, to the extent such information is not freely available on the

Internet, copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

          (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is otherwise not subject.

          (i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights and shares to be issued as consideration in an acquisition or the Long Term Incentive Plan of the Company to be approved by the Company’s stockholders at the Company’s next annual meeting), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of each of Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. on behalf of the Underwriters; and to cause each of the Company’s directors and executive officers to furnish, prior to the First Delivery Date, a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter Agreement”), pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock to be sold by the Company and the Selling Stockholders hereunder) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of each of Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. on behalf of the Underwriters.

          (j) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” as defined in the Investment Company Act of 1940, as amended.

     SECTION 7. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders agree:

          (a) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock to be sold by the Company and the Selling Stockholders hereunder) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of each of Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. on behalf of the Underwriters.

          (b) That the Stock to be sold by the Selling Stockholder hereunder is subject to the interest of the Underwriters and the other Selling Stockholders hereunder, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law or the occurrence of any other event.

          (c) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

     SECTION 8. Expenses. The Company agrees to pay (a) the costs incident to the sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses (not in excess, in the aggregate, of $10,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock that they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

     SECTION 9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (c) Simpson Thacher & Bartlett LLP shall have furnished to the Representatives its written opinion and negative assurance statement, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, each in form and substance reasonably satisfactory to the Representatives.

          (d) The respective counsel for each of the Selling Stockholders shall each have furnished to the Representatives its written opinion, addressed to the Underwriters and dated the First Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) Such Selling Stockholder has full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of any partnership agreement, certificate of incorporation or deed of trust of such Selling Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby;

          (ii) This Agreement has been duly executed and delivered by or on behalf of each Selling Stockholder;

          (iii) Immediately prior to the First Delivery Date, each Selling Stockholder had a security entitlement with respect to the shares of Stock to be sold by the Selling Stockholder under this Agreement free and clear of all liens, encumbrances, equities or claims and full right, power and authority to sell, assign, transfer and deliver such shares to be sold by the Selling Stockholder hereunder; and

          (iv) A security entitlement with respect to the shares of Stock to be sold by each Selling Stockholder under this Agreement, has been transferred to each of the several Underwriters and no action based on an adverse claim may be asserted against the Underwriters with respect to such offered securities.

In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of

New York and the general corporate or partnership law, as the case may be, of the state of the Selling Stockholder’s incorporation or organization, as the case may be, and that such counsel is not admitted in the jurisdiction in which the Selling Stockholder is incorporated or organized, as the case may be, and (ii) in rendering the opinion in Section 9(d)(iv) above, rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the shares of Stock sold by such Selling Stockholder, provided that such counsel shall furnish copies thereof to the Representatives and state that such counsel believes that both the Underwriters and such counsel are justified in relying upon such certificate. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the First Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to such Selling Stockholder in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel that lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact relating to such Selling Stockholder or omitted to state such a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact relating to such Selling Stockholder or omits to state such a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

          (e) The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

          (g) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Representatives shall have received from Ernst & Young LLP a letter (the “bring-down letter”), addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

          (h) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

          (i) With respect to the letter or letters of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Representatives shall have received from KPMG LLP a letter (the “bring-down letter”), addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

          (j) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

          (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 9(a), 9(l) and 9(m) have been fulfilled; and

          (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made), and (B) since the Effective Date no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (k) The Selling Stockholders (or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representatives on the First Delivery Date a certificate, dated the First Delivery Date, signed by, or on behalf of, the Selling Stockholders (or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Stockholders contained herein are true and correct as of the First Delivery Date and that the Selling Stockholders have complied with all agreements contained herein to be performed by the Selling Stockholders at or prior to the First Delivery Date.

          (l) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) since such date there shall not have been any material change in the capital stock or material increase in the long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations, of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

          (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     SECTION 10. Indemnification and Contribution.

          (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); or (ii) results solely from an untrue statement of material fact contained in, or the omission of a material fact from, such preliminary prospectus, which untrue statement or omission was corrected in the Prospectus (as then amended or supplemented) if the Company shall sustain the burden of proving that the Underwriters sold Shares to the person alleging such loss, claim, damage, liability or action without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have cured the defect giving rise to such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

          (b) Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each of the Company and each Underwriter, its officers and employees and each person, if any, who controls the Company or any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), or any action in respect thereof (including, but not limited to, any loss, claim, damage or liability or action relating to purchases and sales of Stock), to which the Company or that Underwriter, officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the

Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or the omission or alleged omission: (x) relates to information under the caption “Selling Stockholders” relating to such Selling Stockholder; or (y) was made in conformity with written information concerning such Selling Stockholder furnished to the Company by or on behalf of that Selling Stockholder specifically for inclusion therein; provided, however, that the indemnification contained in this paragraph (b) with respect to the Preliminary Prospectus shall not inure to the benefit of the Company or any Underwriter (or to the benefit of any officers or employees of the Company or any Underwriter or of any person controlling the Company or such Underwriter) on account of any such loss, claim, damage, liability or action arising from the sale of Stock by such Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and the Underwriter sold Stock to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Underwriter on a timely basis to permit such sending or giving. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholders may otherwise have to the Company or any Underwriter or any officer, employee or controlling person of the Company or that Underwriter. Notwithstanding any other provision of this Agreement, the liability of each Selling Stockholder under this Section 10(b) to all such indemnified parties and under Section 2(d) shall not exceed the net amount received by each such Selling Stockholder (after deducting any underwriting discount) from the sale of the Stock pursuant to this Agreement.

          (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Selling Stockholders, the Company’s officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

          (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company or any Selling Stockholder. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

          (f) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the fourth and nineteenth paragraphs appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     SECTION 11. Defaulting Underwriters. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions that the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 4. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company and the Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except that the Company and the Selling Stockholders will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed to, but failed to, purchase.

          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     SECTION 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(l), 9(m) or 9(n), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

     SECTION 13. Reimbursement of Underwriters’ Expense. If the Company or the Selling Stockholders shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or such Selling Stockholders to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or such Selling Stockholders (including, without limitation, with respect to the transactions) is not fulfilled, the Company or such Selling Stockholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and such Selling Stockholders shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company and such Selling Stockholders shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     SECTION 14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036-8293, Attention: David Schwarzbach, with a copy, in the case of any notice pursuant to Section 10(d), to the Office of the General Counsel, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036-8293;

          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (Fax: 314-342-7597);

          (c) if to a Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to the address of such Selling Stockholder set forth in the Registration Statement, Attention: Chief Investment Officer (Fax: 212-526-2991).

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by each of Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. on behalf of the Representatives.

     SECTION 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, its officers and employees and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     SECTION 17. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

     SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     SECTION 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PEABODY ENERGY CORPORATION

By: /s/ WALTER L. HAWKINS, JR.

Name: Walter L. Hawkins, Jr.
Title: Vice President and Treasurer

By: LEHMAN BROTHERS HOLDINGS INC.

By: /s/ ALAN WASHKOWITZ

Name: Alan Washkowitz
Title: Vice President

As general partner or authorized signatory of:
LEHMAN BROTHERS CAPITAL PARTNERS III L.P.
LEHMAN BROTHERS MERCHANT BANKING PARTNERS II INC., as general partner of:

LEHMAN BROTHERS MERCHANT BANKING PARTNERS II L.P. LEHMAN BROTHERS OFFSHORE INVESTMENT PARTNERS II L.P.

By: LB I GROUP INC.

By: /s/ ALAN WASHKOWITZ

Name: Alan Washkowitz
Title: Vice President

On its own behalf and as general partner or authorized signatory of:
LEHMAN BROTHERS CAPITAL PARTNERS IV, L.P.
LEHMAN BROTHERS MBG PARTNERS 1998 (A) L.P.
LEHMAN BROTHERS MBG PARTNERS 1998 (B) L.P.
LEHMAN BROTHERS MBG PARTNERS 1998 (C) L.P.

Peabody Underwriting Agreement Signature Page

Accepted:

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Credit Suisse First Boston LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bear, Stearns & Co. Inc.
A.G. Edwards & Sons, Inc.
Legg Mason Wood Walker, Incorporated
Stifel, Nicolaus & Company, Incorporated

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By Morgan Stanley & Co. Incorporated

By:	/s/ DAVID SCHWARZBACH Name: David Schwarzbach
Title: Executive Director

Authorized Representative

and

By Lehman Brothers Inc.

By:	/s/ ARLENE SALMONSON
Name: Arlene Salmonson
Title: Vice President

Authorized Representative

Peabody Underwriting Agreement Signature Page

SCHEDULE 1

Number of Shares of
Firm Stock to be
Underwriters	Purchased
Morgan Stanley & Co. Incorporated	5,868,510
Lehman Brothers Inc.	5,868,510
Credit Suisse First Boston LLC	1,341,373
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,341,373
Bear, Stearns & Co. Inc.	1,006,030
A.G. Edwards & Sons, Inc.	503,015
Legg Mason Wood Walker, Incorporated	503,015
Stifel, Nicolaus & Company, Incorporated	335,343
Total	16,767,169

Exhibit A

LOCK-UP LETTER AGREEMENT

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Credit Suisse First Boston LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bear, Stearns & Co. Inc.
A.G. Edwards & Sons, Inc.
Legg Mason Wood Walker, Incorporated
Stifel, Nicolaus & Company, Incorporated
As Representatives of the several
   Underwriters named in Schedule 1,
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036-8293

Dear Sirs:

          The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of shares (the “Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Peabody Energy Corporation, a Delaware corporation (the “Company”) from the Company and the Selling Stockholders named in the Underwriting Agreement (the “Selling Stockholders”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

          In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of each of Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common

Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering, except with respect to shares of Common Stock sold pursuant to the Underwriting Agreement.

          Notwithstanding the foregoing, gifts or transfers to (A) the undersigned’s immediate family or (B) a trust or partnership the beneficiary and sole partners of which are members of the undersigned’s immediate family and/or the undersigned, shall not be prohibited by this agreement if the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned. In addition, this agreement shall not prohibit the exercise of any stock options or warrants, or rights relating to the conversion of convertible debt, except that the shares of Common Stock obtained upon any such exercise shall be subject to the limitations on disposition herein.

          In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

          It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

          The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

          Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Peabody Lock-Up

Peabody Lock-Up